OPINION OF COUNSEL, JODY M. WALKER, ATTORNEY AT LAW


           [JODY M. WALKER - LETTERHEAD]



October 8, 2006


U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-3561


Re:      Advanced Mineral Technologies, Inc.
         Form SB-2 Registration Statement
         OPINION OF COUNSEL


Ladies and Gentlemen:

            OPINION OF COUNSEL

I have acted as counsel to Advanced Mineral Technologies, Inc. in connection with the preparation and filing of a Registration Statement on Form SB-2. The registration statement covers the registration under the Securities Act of 1933 of 1,500,000 common shares to be sold by
Advanced Mineral Technologies, Inc.   I have examined the registration
statement, Advanced Mineral Technologies, Inc. articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that the common shares - - -will be issued and that Advanced Mineral Technologies, Inc. will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which common shares - - - may be sold, I am of the opinion that the common shares -
- - will be validly issued, fully paid and nonassessable.

This opinion opines upon Wyoming law, including the Wyoming Statutes, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on my knowledge of the law and facts as of the date of the registration statement?s effectiveness.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with Advanced Mineral Technologies, Inc. in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.


              CONSENT


I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.


Sincerely,

/s/ Jody M. Walker
-------------------
Jody M. Walker, Attorney At Law